UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 15, 2005

Q COMM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-31718	87-0674277
(Commission File Number)	(IRS Employer Identification No.)

510 East Technology Avenue, Building C Orem, Utah	84097
(Address of principal executive offices)	(Zip Code)

(801) 226-4222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 15, 2005, Q Comm International, Inc. (the Company) held a conference call with analysts and shareholders to announce its third quarter 2005 financial results. At this conference call, the Company’s management personnel disclosed the following:

•
During 2006, the Company anticipates making the additional investments in SG&A needed to launch new products that have higher margins. With this in mind, the Company anticipates SG&A to average approximately $1.4-1.5 million on a quarterly basis.

•
The Company anticipates it will likely be profitable on an EBITDA basis with 6,000-7,000 net activated terminals, and concurrently with new products the Company anticipates a measured increase in ARPU of $75-80 when the Company achieves profitability, which is likely to occur in the second half of 2006.  The Company will likely close 2005 with over 4,000 net activated terminals.

•
The Company remains steadfast in increasing the number of newly activated terminals and this could mean acquisitions in the future. The Company continues to evaluate several opportunities to acquire new merchant locations through the rollup of existing independent sales organizations and broker customer locations that are looking to become part of a larger organization. The Company thinks the combination of continuing its organic sales growth efforts and potentially acquiring merchant locations will get the Company to the critical mass of active terminal locations it needs to become profitable.

•
The Company does not have much top line visibility for 2006 due to the nature of the Company’s business, but the Company does expect to reach breakeven in the back half of 2006, and this assumes the following factors: That the Company achieves 6,000-7,000 net activated terminals; and that Average Revenue Per Unit continues to grow to $75-$80 dollars.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, such forward-looking statements may be identified by the use of words such as “estimate,”“believe,”“project,”“anticipate” and similar expressions, and together with other discussion of future trends or results, are intended to identify forward-looking statements. Such statements, which include Q Comm’s statements about achieving profitability, becoming cash flow positive, the number of net activated terminals and Average Revenue Per Unit, are subject to certain risks and uncertainties, including those discussed below that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof, and Q Comm disclaims any obligation to update them. All of these forward-looking statements are based on estimates and assumptions made by Q Comm’s management, which although believed to be reasonable, are inherently uncertain and difficult to predict. Therefore, undue reliance should not be placed upon such estimates. There can be no assurance that the benefits anticipated in these forward-looking statements will be achieved. The following important factors, among others, could cause Q Comm not to achieve the benefits contemplated herein, or otherwise cause Q Comm’s results of operations to be adversely affected in future periods: (i) continued or increased competitive pressures from existing competitors and new entrants; (ii) unanticipated costs related to Q Comm’s growth and operating strategies; (iii) loss or retirement of key members of management; (iv) increase in interest rates of Q Comm’s cost of borrowing, or a default under any material debt agreement; (v) adverse state or federal legislation or regulation that increases the cost of compliance, or adverse findings by a regulator with respect to existing operations; (vi) loss of customers; (vii) inability to achieve future sales; (viii) the unavailability of sufficient funds for operations or capital expenditures; and (ix) inability to introduce new products as planned. Many of such factors are beyond Q Comm’s control. Please refer to Q Comm’s SEC Form 10-KSB/A for the fiscal year ended December 31, 2004 for additional cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November [__], 2005	Q Comm International, Inc.

/s/ Mark W. Robinson

Mark W. Robinson
Chief Financial Officer